Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 450 to Registration Statement No. 002-41839 on Form N-1A of our report dated September 13, 2018 relating to the financial statements and financial highlights of Fidelity Real Estate Index Fund for the year ended July 31, 2018, of our report dated October 18, 2018 relating to the financial statements and financial highlights of Fidelity Sustainability Bond Index Fund for the year ended August 31, 2018, of our report dated October 19, 2018 relating to the financial statements and financial highlights of Fidelity Short-Term Bond Index Fund for the year ended August 31, 2018, and of our report dated November 14, 2018 relating to the financial statements and financial highlights of Fidelity Strategic Real Return Fund for the year ended September 30, 2018, each a fund of Fidelity Salem Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Salem Street Trust and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 23, 2018